UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

     Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): July 30, 2007

                              CH ENERGY GROUP, INC.
             (Exact name of registrant as specified in its charter)

      NEW YORK                         0-30512                   14-1804460
      State or other           (Commission File Number)        (IRS Employer
      jurisdiction of                                          Identification
      incorporation)                                           Number)

       284 South Avenue, Poughkeepsie, New York                   12601-4879
       (Address of principal executive offices)                   (Zip Code)

       Registrant's telephone number, including area code: (845) 452-2000

                                       N/A
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Current Report on Form 8-K is filed by CH Energy Group, Inc., a New York corporation ("CH Energy Group" or the "Company"), in connection with the matters described herein.

Item 8.01 Other Events.

On July 27, 2007, the Board of Directors of CH Energy Group extended and amended the Common Stock Repurchase Program (the "Program") of the Company, which Program was originally authorized on July 25, 2002. As amended, the Program authorizes the repurchase of up to 2,000,000 shares (excluding shares purchased before July 31, 2007) or approximately 13% of the Company's outstanding common stock, from time to time, during the next five years, i.e., through July 31, 2012.

The extended and amended Program is effective as of July 31, 2007. The Program does not require the Company to acquire any specific number of shares, and the Program may be modified, suspended, renewed or terminated at any time without notice. The extent to which the Company repurchases any of its common stock and the timing of any such repurchases will depend upon various factors, including market conditions, share price, share availability, and other factors, and will be at the discretion of the Company.

                                    SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    CH ENERGY GROUP, INC.
                                         (Registrant)

                                    By: /s/Donna S. Doyle
                                    ---------------------
                                      DONNA S. DOYLE
                                      Vice President - Accounting and Controller

Dated: July 30, 2007